Exhibit 99.1

Graham Packaging: David Bullock Chief Financial Officer (717) 849-8500 Jeff Grossman (717) 771-3220 InvestorRelations@grahampackaging.com

Graham Packaging Company to be Acquired by Reynolds

Group Holdings Limited

YORK, PA, June 17, 2011 –Graham Packaging Company Inc. (NYSE:GRM) today announced the signing of a definitive merger agreement, and an amendment thereto, under which Graham Packaging will be acquired by Reynolds Group Holdings Limited in an all-cash transaction for $25.50 per share, or a total of approximately $4.5 billion including assumed indebtedness. The deal is expected to close in the second half of this year. Reynolds intends to finance the payment of the purchase price through fully committed financing and cash on hand at Reynolds.

Graham Packaging also announced today that it has terminated the previously announced merger agreement with Silgan Holdings Inc. (Nasdaq: SLGN), following the notice provided to Silgan on June 13, 2011 of its Board of Directors’ determination and intent to change its recommendation with respect to the transaction with Silgan and to terminate that agreement to enter into a binding agreement with Reynolds upon the expiration of a three business day match-right period. Graham Packaging’s Board of Directors has determined in good faith, upon the recommendation of its special committee and after consultation with its financial advisor and outside legal counsel, that the transaction with Reynolds constitutes a superior proposal as compared to the transaction with Silgan even after taking into account certain adjustments to the terms thereof proposed by Silgan during the match-right period. As a consequence of this determination, Graham Packaging’s Board of Directors has withdrawn its recommendation with respect to the merger agreement with Silgan. Graham Packaging is paying Silgan a $39.5 million termination fee in accordance with the terms of that agreement.

Terms of the Agreement

Under the terms of the merger agreement with Reynolds, as amended, each outstanding share of Graham Packaging common stock will be converted into the right to receive $25.50 in cash, subject to the terms of the merger agreement. No approval by Reynolds stockholders is required.

At the closing of the merger, the surviving corporation will be making an aggregate cash payment of $245 million pursuant to contractual change in control provisions in the Company’s income tax receivable agreements with Blackstone Capital Partners III L.P. and the Graham family. These agreements were entered into prior to Graham Packaging’s February 2010 IPO, and reference is made to the Company’s prior public filings for further information concerning such agreements.

Consummation of the transaction is subject to customary closing conditions, including the receipt of domestic and foreign regulatory approvals. Blackstone Capital Partners III Merchant Banking Fund L.P., Blackstone Offshore Capital Partners III L.P. and Blackstone Family Investment Partnership III L.P. have executed a written consent to approve the transaction, thereby providing the required stockholder approval for this transaction. No further action by other stockholders of Graham Packaging is required to approve the transaction.

The merger agreement was unanimously recommended by a special committee of the Graham Packaging Board of Directors and was then unanimously approved by Graham Packaging’s full Board of Directors. Under the terms of the amendment to the merger agreement, the merger consideration was increased from $25.00 to $25.50 in cash per share of Graham Packaging common stock, in consideration of a material shortening of the deadline for delivery of Blackstone’s written consent approving the merger.

When the merger is completed, Graham Packaging Company L.P., which is the issuer of various series of notes, will merge with and into the surviving corporation in the merger, which corporation will succeed to such issuer’s obligations under such indebtedness.

Advisors

Simpson Thacher & Bartlett LLP served as legal counsel to Graham Packaging. Abrams & Bayliss LLP acted as legal advisor and J.P. Morgan Securities, LLC acted as financial advisor to the special committee of the board of directors of Graham Packaging.

About Graham Packaging

Graham Packaging is a leading U.S. supplier of plastic containers for hot-fill juice and juice drinks, sports drinks, drinkable yogurt and smoothies, nutritional supplements, wide-mouth food, dressings, condiments and beers; the leading global supplier of plastic containers for yogurt drinks; a leading supplier of plastic containers for liquid fabric care products, dish care products and hard-surface cleaners; and the leading supplier in the U.S., Canada and Brazil of one-quart/liter plastic motor oil containers. Graham

Packaging proforma net sales (after taking into account the acquisition of Liquid Container in September 2010), approximates $2.8 billion. The company employs over 8,300 associates in 15 countries through 97 manufacturing facilities.

Additional Information and Where to Find It:

In connection with the proposed merger transaction involving Reynolds and Graham Packaging, Graham Packaging will prepare an information statement for the stockholders of Graham Packaging to be filed with the Securities and Exchange Commission (the “SEC”), and will mail the information statement to its stockholders and file other documents regarding the proposed transaction with the SEC as well. Graham Packaging urges investors and stockholders to read the information statement when it becomes available, as well as other documents filed with the SEC, because they will contain important information. Investors and security holders will be able to receive the information statement and other documents free of charge at the SEC’s web site, http://www.sec.gov or from Graham at 2401 Pleasant Valley Road, York, PA 17402.

Participants in Solicitation:

Graham Packaging and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Graham Packaging in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the stockholders of Graham Packaging in connection with the proposed merger will be set forth in the proxy statement when it is filed with the SEC. You can find more information about Graham Packaging’s executive officers and directors in its definitive proxy statement for its 2010 annual meeting of stockholders, which was filed with the SEC on April 30, 2010. You can obtain free copies of these documents from Graham using the contact information above.

Forward Looking Statements:

Information provided and statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this press release, and Reynolds and Graham Packaging assume no obligation to update the information included in this press release. Such forward-looking statements include information concerning Reynolds’ or Graham Packaging’s possible or assumed future results of operations. These statements often include words such as “approximately,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions and may include, but are not limited to, statements about the benefits of the proposed merger between Reynolds and Graham Packaging, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical fact. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Reynolds’ and Graham Packaging’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond Reynolds’ and Graham Packaging’s control. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the expected closing date of the transaction; the possibility that the expected synergies and value creation from the proposed merger will not be realized, or will not be realized within the expected time period; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the risk that unexpected costs will be incurred; changes in economic conditions, political conditions, trade protection measures, licensing requirements and tax matters in the foreign countries in which Reynolds and Graham Packaging do business; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; the risk that a regulatory approval may be obtained subject to conditions; the risk that financing for the transaction may not be available on favorable terms; and Reynolds’ and Graham Packaging’s ability to accurately predict future market conditions. Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Graham Packaging’s 2010 Annual Report on Form 10-K and other filings with the SEC available at the SEC’s website (http://www.sec.gov). Although Reynolds and Graham Packaging believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, Reynolds and Graham Packaging also disclaim any obligation to update their view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this press release.